EXHIBIT 10.1

June 23, 2006

Elizabeth Schroeder
Dallas, Texas

Dear Elizabeth,

On behalf of Tuesday Morning, it is my pleasure to offer you the position of Executive Vice-President/Chief Financial Officer for Tuesday Morning, Inc.  Outlined below are the details of your offer:

•     Start Date:  July 18, 2006

•     Location:  Tuesday Morning Corporate Office located at 6250 LBJ Freeway, Dallas, Texas 75240

•     Person to request upon arrival:  Stephanie White

•     Typical Work Schedule:  Monday through Friday from 8:00a — 5:00p

•     Salary:   $11,458.34 paid semi-monthly on the 15th and the last day of the month

•     Signing Bonus:  You will receive a $25,000 signing bonus payable on your first day of employment.

•     Additional Compensation:  You will be eligible for a performance evaluation in March 2007 and at such time will be eligible to receive additional compensation in the form of base and/or bonus based on company performance.

•     Classification:  Exempt

•     Stock Options:  150,000 shares of Tuesday Morning stock vesting over a five (5) year period.  Stock price for options is based on the average price of the stock on your date of hire.

•     Vacation:  Seven (7) days vacation during 2006.  Three (3) weeks vacation each year, thereafter, until you are eligible for additional time based on Tuesday Morning’s vacation policy.

•     Benefits:  All normal and standard benefits, offered to eligible Tuesday Morning employees after published qualifying periods of employment.  (See enclosed benefit sheet).

•     Additional Terms:  Should Tuesday Morning terminate your employment for any reason, other than for cause, during the first twenty-four (24) months of employment, Tuesday Morning will continue your salary and the employer portion of benefits for a period of 12 months.

Your contribution to the continued success of Tuesday Morning is greatly anticipated.  We look forward to having you as a part of our Team!

Please sign below acknowledging your acceptance of the above offer and return to Beverly Stewardson in the Human Resource Dept. using the enclosed envelope.  Please bring your Driver’s License and Social Security card on your first day so that we may complete your new hire packet.  If you have any questions or I can be of any assistance, please contact me.

Sincerely,

/s/ Kathleen Mason
Kathleen Mason
President, Chief Executive Officer

I have read, understand and accept the employment offer for the position of EVP/CFO for Tuesday Morning, Inc. and agree to the terms therein.

/s/ Elizabeth Schroeder	July 18, 2006
Elizabeth Schroeder	Date